Execution Version

WSFS FINANCIAL CORPORATION,

Company

and

U.S. BANK NATIONAL ASSOCIATION,

Trustee

FIRST SUPPLEMENTAL INDENTURE

DATED AS OF AUGUST 27, 2012

TO

INDENTURE

DATED AS OF AUGUST 27, 2012

Relating To

6.25% Senior Notes due 2019

i

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE, dated as of August 27, 2012 (the “Supplemental Indenture”), to the Base Indenture (defined below) between WSFS Financial Corporation, a Delaware corporation (the “Company”), and U.S. Bank National Association, a national banking association, as Trustee (the “Trustee”).

R E C I T A L S

WHEREAS, the Company has executed and delivered to the Trustee the Indenture, dated as of August 27, 2012 (the “Base Indenture” and, together with this Supplemental Indenture, the “Indenture”), providing for the issuance from time to time of its Notes;

WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a new series of its Notes to be known as its 6.25% Senior Notes due 2019 (the “Notes”), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Supplemental Indenture;

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture, and all requirements necessary to make this Supplemental Indenture a valid instrument in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid and legally binding obligations of the Company, and all acts and things necessary have been done and performed to make this Supplemental Indenture enforceable in accordance with its terms, and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects.

W I T N E S S E T H:

NOW, THEREFORE, for and in consideration of the premises contained herein, each party agrees for the benefit of each other party and for the equal and ratable benefit of the Holders of the Notes, as follows:

ARTICLE 1

DEFINITIONS

1.01  Capitalized terms used but not defined in this Supplemental Indenture shall have the meanings ascribed to them in the Base Indenture.

1.02  References in this Supplemental Indenture to article and section numbers shall be deemed to be references to article and section numbers of this Supplemental Indenture unless otherwise specified.

1.03  For purposes of this Supplemental Indenture, the following terms have the meanings ascribed to them as follows:

“Base Indenture” has the meaning provided in the recitals.

“Event of Default” has the meaning provided in the Base Indenture as supplemented by Article 4.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Indenture” has the meaning provided in the recitals.

“Interest Payment Date” has the meaning provided in Section 2.04.

“Notes” has the meaning provided in the recitals.

“Paying Agent” has the meaning provided in Section 2.03(d).

“Supplemental Indenture” has the meaning provided in the preamble.

“Trustee” has the meaning provided in the preamble.

“United States” or “U.S.” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia.

ARTICLE 2

GENERAL TERMS AND CONDITIONS OF THE NOTES

2.01  Designation and Principal Amount.

(a)   The Notes are hereby authorized and are designated the “6.25% Senior Notes due 2019,” unlimited in aggregate principal amount.  The Notes issued on the date hereof pursuant to the terms of this Indenture shall be in an aggregate principal amount of $55,000,000, which amount shall be set forth in the written order of the Company for the authentication and delivery of the Notes pursuant to Sections 2.1 and 2.4 of the Base Indenture.

(b)   The Company may, from time to time, without notice to or the consent of the Holders of the Notes, create and issue additional Notes ranking equally and ratably with the Notes issued on the date hereof in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such additional Notes or except for the first payment of interest following the issue date of such additional Notes), so that such additional Notes shall be consolidated and form a single series with such series of Notes issued on the date hereof and shall have the same terms as to status, redemption or otherwise as such series of Notes issued on the date hereof.

2.02  Maturity.  The principal amount of the Notes shall be payable on September 1, 2019.

2.03  Form and Payment.

(a)   The Notes shall be issued as global notes, only in fully registered book-entry form, without coupons, substantially in the form set forth in Exhibit A attached hereto, which is incorporated herein and made part hereof.  The terms and provisions contained in the Notes shall constitute, and expressly are made a part of this Supplemental Indenture.  The Notes shall be issued in denominations of $25 and integral multiples of $25 in excess thereof.

(b)   Payments of principal, premium, if any, and/or interest, if any, on the global notes representing the Notes shall be made to the Paying Agent (defined below) which in turn shall make payment to The Depository Trust Company as the Depository with respect to the Notes or its nominee.

(c)   The global notes representing the Notes shall be deposited with, or on behalf of, the Depository and shall be registered, at the request of the Depository, in the name of Cede & Co.

(d)   U.S. Bank National Association shall act as paying agent for the Notes (the “Paying Agent”).  The Company may appoint and change the Paying Agent without prior notice to the Holders.

2.04  Interest.  Interest on the Notes shall accrue at the rate of 6.25% per annum.  Interest on the Notes shall be payable quarterly  in arrears on March 1, June 1, September 1, and December 1, commencing on December 1, 2012 (each an “Interest Payment Date”), to the Holders in whose names the Notes are registered at the close of business on February 15, May 15, August 15 and November 15 immediately preceding such Interest Payment Date.  Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.  If any Interest Payment Date is not a Business Day, then the related payment of interest for such Interest Payment Date shall be paid on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date and no further interest shall accrue as a result of such delay.

2.05  Ranking.  The Notes shall be unsecured senior indebtedness of the Company and shall rank equally and ratably in right of payment with all of the Company’s other unsecured and unsubordinated indebtedness outstanding from time to time.

2.06  Notes Not Convertible or Exchangeable.  The Notes shall not be convertible into, or exchangeable for, any other securities of the Company, except that the Notes shall be exchangeable for other Notes to the extent provided for in the Base Indenture.

2.07  No Sinking Fund.  No sinking fund shall be provided with respect to the Notes.

ARTICLE 3

ADDITIONAL COVENANTS

Pursuant to Section 2.1(o) of the Base Indenture, so long as any of the Notes are outstanding, the following provisions shall be applicable to the Notes in addition to the covenants contained in Article IV of the Base Indenture:

3.01  No Liens.  For so long as any of the Notes are outstanding, the Company will not, nor will the Company permit the Material Subsidiary to, create, assume, incur or suffer to be created, assumed or incurred or to exist, any pledge, encumbrance or lien, as security for indebtedness for borrowed money, upon any shares of Voting Stock of the Material Subsidiary (or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of that Voting Stock), directly or indirectly, without making effective provision whereby the Notes shall be equally and ratably secured with any and all such indebtedness if, treating such pledge, encumbrance or lien as a transfer of the shares of, or securities convertible into or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of the Material Subsidiary subject thereto to the secured party and after giving effect to the issuance of the maximum number of shares of Voting Stock of the Material Subsidiary issuable upon the exercise of all such convertible securities, options, warrants or rights, the Company would not continue to own at least 80% of the issued and outstanding Voting Stock of the Material Subsidiary.  Notwithstanding the foregoing, this Section shall not apply to any:

(a)   pledge, encumbrance or lien upon any such shares of Voting Stock to secure indebtedness of the Company or a Subsidiary as part of the purchase price of such shares of Voting Stock, or incurred prior to, at the time of or within 120 days after acquisition thereof for the purpose of financing all or any part of the purchase price thereof;

(b)   lien for taxes, assessments or other government charges or levies (i) which are not yet due or payable without penalty, (ii) which the Company is contesting in good faith by appropriate proceedings so long as the Company has set aside on its books such reserves as shall be required in respect thereof in conformity with GAAP or (iii) which secure obligations of less than $500,000 in amount;

(c)   lien of any judgment, if that judgment (i) is discharged, or stayed on appeal or otherwise, within 90 days, (ii) is currently being contested in good faith by appropriate proceedings so long as the Company has set aside on its books such reserves as shall be required in respect thereof in conformity with GAAP or (iii) involves claims of less than $500,000; or

(d)   any pledge or lien on the Voting Stock of the Material Subsidiary to secure a loan or other extension of credit by a Subsidiary subject to Section 23A of the Federal Reserve Act.

In case the Company or the Material Subsidiary shall propose to create, assume, incur or suffer to be created, assumed or incurred or to exist, any pledge, encumbrance or lien, as security for indebtedness for borrowed money, upon any shares of Voting Stock of the Material Subsidiary (or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of that Voting Stock), directly or indirectly, other than as permitted by subdivisions (a) to (d), inclusive, of this Section 3.01 of this Supplemental Indenture, the Company will prior thereto give written notice thereof to the Trustee, and will prior to or simultaneously with such pledge, encumbrance or lien, by supplemental indenture delivered to the Trustee, in form satisfactory to it, effectively secure all the Notes equally and ratably with such indebtedness, by pledge, encumbrance or lien of such Voting Stock.  Such supplemental indenture shall contain the provisions, concerning the possession, control, release and substitution of encumbered and pledged property and securities and other appropriate matters which are required or permitted by the TIA (as in effect at the date of execution of such supplemental indenture) to be included in a secured indenture qualified under the TIA, and may also contain such additional and mandatory provisions permitted by the TIA as the Company and the Trustee shall deem advisable or appropriate or as the Trustee shall deem necessary in connection with such pledge, encumbrance or lien.

ARTICLE 4

EVENTS OF DEFAULT

Pursuant to Section 2.1(o) and Section 6.1(f) of the Base Indenture, “Event of Default”, whenever used with respect to the Notes, shall include with respect to the Company or the Material Subsidiary any default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or the Material Subsidiary having an aggregate principal amount outstanding of at least $25,000,000, or under any mortgage, indenture or instrument (including this Indenture) under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or the Material Subsidiary having an aggregate principal amount outstanding of at least $25,000,000, whether such indebtedness now exists or is created or incurred in the future, which default (i) constitutes a failure to pay any portion of the principal of such indebtedness when due and payable after the expiration of any applicable grace period or (ii) results in such indebtedness becoming due or being declared due and payable prior to the date on which it otherwise would have become due and payable without, in the case of clause (i), such indebtedness having been discharged or, in the case of clause (ii), without such indebtedness having been discharged or such acceleration having been rescinded or annulled; provided, that for purposes of Article 4 of this Supplemental Indenture, the term “indebtedness” shall not include any obligations of the Company or the Material Subsidiary pursuant to a lease where the Company or Material Subsidiary is a lessee which obligations are required under GAAP to be treated as capitalized leases.

ARTICLE 5

REDEMPTION OF THE NOTES

5.01  Optional Redemption.

(a)   The Notes shall be redeemable, in each case, in whole or in part, at the option of the Company on September 1, 2017 or on any Interest Payment Date thereafter, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to the Redemption Date.

(b)   If the Company elects to redeem the Notes pursuant to the optional redemption provisions of Section 5.01(a) of this Supplemental Indenture on September 1, 2017 or any Interest Payment Date thereafter, at least 45 days prior to the Redemption Date (unless a shorter notice shall be agreed to in writing by the Trustee) but not more than 60 days before the Redemption Date, the Company shall furnish to the Trustee an Officers’ Certificate setting forth (i) the applicable section of this Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of Notes to be redeemed, (iv) the redemption price and (v) a Board Resolution.

(c)   If less than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed on a pro rata basis or on as nearly a pro rata basis as is practicable.  The Trustee shall promptly notify in writing the Company of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $25 or integral multiples of $25 in excess thereof; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not an integral multiple of $25, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

(d)   In the case of any redemption, at least 30 days but no more than 60 days before the redemption date, the Company shall mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder of Notes to be redeemed at such Holder’s registered address appearing on the register.  The notice shall identify the Notes to be redeemed (including the CUSIP and/or ISIN numbers thereof, if any) and shall state:

    (i)   the Redemption Date;

    (ii)   the principal amount of the Notes that are being redeemed;

    (iii)  the redemption price and accrued interest to the Redemption Date that is payable pursuant to Section 3.8 of the Base Indenture;

(iv)   if fewer than all outstanding Notes are to be redeemed, the portion of the principal amount of such Notes to be redeemed and that, after the Redemption Date and upon surrender of such Notes, if applicable, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

(v)   the name and address of the Paying Agent;

(vi)   that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(vii)  that unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(viii)    if such notice is conditioned upon the occurrence of one or more conditions precedent, the nature of such conditions precedent;

(ix)      the applicable section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(x)   that no representation is made as to the correctness or accuracy of the CUSIP and/or ISIN numbers, if any, listed in such notice or printed on the Notes.

The Company may state in the notice of redemption that payment of the redemption price and performance of its obligations with respect to redemption or purchase may be performed by another Person.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and attaching a copy of such notice, which shall set forth the information to be stated in such notice as provided in this Section 5.01.

ARTICLE 6

MISCELLANEOUS

6.01  Legal Defeasance and Covenant Defeasance.  Pursuant to Article VIII of the Base Indenture provision is hereby made for both (i) “legal defeasance” (as defined in Section 8.3 of the Base Indenture) and (ii) “covenant defeasance” (as defined in Section 8.4 of the Base Indenture) of the Notes, in each case, upon the terms and conditions contained in Article VIII of the Base Indenture.  If the Company effects covenant defeasance pursuant to Article VIII of the Base Indenture, then the Company shall be released from its obligations under Article  3 and this Section 6.01 of this Supplemental Indenture with respect to the Notes as provided for in Article VIII of the Base Indenture.

6.02  Ratification of Base Indenture.  The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

6.03  Trust Indenture Act Controls.  If any provision hereof limits, qualifies or conflicts with the duties imposed by Section 310 through 317 of the Trust Indenture Act of 1939, the imposed duties shall control.

6.04  Conflict with Indenture.  To the extent not expressly amended or modified by this Supplemental Indenture, the Base Indenture shall remain in full force and effect.  If any provision of this Supplemental Indenture relating to the Notes is inconsistent with any provision of the Base Indenture, the provision of this Supplemental Indenture shall control.

6.05  Governing Law.  THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE.

6.06  Successors.  All agreements of the Company in the Base Indenture, this Supplemental Indenture and the Notes shall bind its successors.  All agreements of the Trustee in the Base Indenture and this Supplemental Indenture shall bind its successors.

6.07  Counterparts.  This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

6.08  Trustee Disclaimer.  The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture other than as to the validity of its execution and delivery by the Trustee.  The recitals and statements herein are deemed to be those of the Company and not the Trustee.

IN WITNESS WHEREOF, the parties hereto have caused the Supplemental Indenture to be duly executed as of the day and year first above written.

WSFS FINANCIAL CORPORATION

By:
	Name:	Mark A. Turner
	Title:	President and Chief Executive Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

EXHIBIT A

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

WSFS FINANCIAL CORPORATION

6.25% Senior Note Due 2019

No. [ ]	CUSIP No.: 929328409 $55,000,000
WSFS FINANCIAL CORPORATION, a Delaware corporation (the “Company”, which term includes any successor corporation), for value received promises to pay to CEDE & CO., or registered assigns, the principal sum of $55,000,000 (the “Principal”) on September 1, 2019.

Interest Payment Dates:  March 1, June 1, September 1, and December 1 (each, an “Interest Payment Date”), commencing on December 1, 2012.

Interest Record Dates:  February 15, May 15, August 15 and November 15 (each, an “Interest Record Date”).

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

1

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

WSFS FINANCIAL CORPORATION

By:
	Name:	Mark A. Turner
	Title:	President and Chief Executive Officer

Signature Page to Global Note

CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated therein and referred to in the within-mentioned Indenture.

Dated: August 27, 2012	U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
		Name:	Terence C. McPoyle
		Title:	Vice President

Signature Page to Global Note

WSFS FINANCIAL CORPORATION

6.25% Senior Note Due 2019

1.  Interest.  WSFS FINANCIAL CORPORATION, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above.  Cash interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 27, 2012.  The Company will pay interest quarterly in arrears on each Interest Payment Date, commencing December 1, 2012.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.  If any Interest Payment Date is not a Business Day, then the related payment of interest for such Interest Payment Date shall be paid on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date and no further interest shall accrue as a result of such delay.

The Company shall pay interest on overdue principal from time to time on demand at the rate borne by the Notes and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

2.  Method of Payment.  The Company shall pay interest on the Notes (except defaulted interest) to the persons who are the registered Holders at the close of business on the Interest Record Date immediately preceding the Interest Payment Date notwithstanding any transfer or exchange of such Note subsequent to such Interest Record Date and prior to such Interest Payment Date.  Holders must surrender Notes to the Trustee to collect principal payments.  The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”).  Payment of principal of (and premium, if any) and any such interest on this Note will be made at the Corporate Trust Office of the Trustee or at any other office or agency designated by the Company for such purpose; provided that at the option of the Company payment of interest may be made by check mailed to the address of the Holder entitled thereto as such address appears in the Note register.  However, the payments of interest, and any portion of the principal (other than interest payable at maturity or on any redemption or repayment date or the final payment of principal) shall be made by the Paying Agent, upon receipt from the Company of immediately available funds by 12:30 p.m., New York City time (or such other time as may be agreed to between the Company and the Paying Agent or the Company), directly to a Holder (by Federal funds wire transfer or otherwise) if the Holder owns at least $10 million in aggregate principal amount of the Notes and has delivered written instructions to the Paying Agent and the Company at least ten Business Days prior to such Interest Payment Date requesting that such payment will be so made and designating the bank account to which such payments shall be so made and in the case of payments of principal surrenders the same to the Trustee in exchange for a Note or Notes aggregating the same principal amount as the unredeemed principal amount of the Notes surrendered.

3.  Paying Agent.  Initially, U.S. Bank National Association (the “Trustee”) will act as Paying Agent.  The Company may change any Paying Agent without notice to the Holders.

4.  Indenture. The Company and the Trustee entered into an Indenture, dated as of August 27, 2012 (the “Base Indenture”) and a First Supplemental Indenture, dated as of August 27, 2012, setting forth certain terms of the Notes pursuant to Section 2.1 of the Base Indenture (the “Supplemental Indenture” and, together with the Supplemental Indenture, the “Indenture”).  Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein.  The terms of the Notes include those stated in the Base Indenture and those made part of the Base Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Base Indenture.  Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and holders of Notes are referred to the Base Indenture and the TIA for a statement of them.  To the extent the terms of the Indenture and this Note are inconsistent, the terms of the Indenture shall govern.

5.  Optional Redemption.  The Notes are redeemable, in whole or in part, at the option of the Company, on September 1, 2017, or on any Interest Payment Date thereafter at a redemption price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest to the redemption date.  On and after the redemption date, interest shall cease to accrue on the Notes or the portions thereof called for redemption.

6.  Denominations; Transfer; Exchange.  The Notes are in registered form, without coupons, in denominations of $25 and integral multiples of $25.  A Holder shall register the transfer of or exchange Notes in accordance with the Indenture.  The Company may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture.  The Company need not issue, register the transfer of or exchange any Notes or portions thereof for a period of 15 days before such series is selected for redemption, nor need the Company register the transfer or exchange of any Note selected for redemption in whole or in part.

7.  Persons Deemed Owners.  The registered Holder of a Note shall be treated as the owner of it for all purposes.

8.  Unclaimed Funds.  If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company at its written request.  After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

9.  Legal Defeasance and Covenant Defeasance.  The Company may be discharged from its obligations under the Notes and under the Indenture with respect to the Notes except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Notes and in the Indenture with respect to the Notes, in each case upon satisfaction of certain conditions specified in the Indenture.

10.  Amendment; Supplement; Waiver.  Subject to certain exceptions, the Notes and the provisions of the Indenture relating to the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes of all series then outstanding affected by such amendment or supplement (voting as one class), and any existing Default or Event of Default or compliance with certain provisions of the Indenture with respect to a series may be waived with the consent of the Holders of a majority in aggregate principal amount of all the Notes of such series then outstanding.  Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or make any other change that does not adversely affect the rights of any Holder of a Note in any material respect.

11.  Defaults and Remedies.  If an Event of Default (occurs and is continuing, the principal amount of the Notes, together with accrued interest to the date of declaration, may be declared to be due and payable immediately in the manner and with the effect provided in the Indenture.  Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture.  The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity satisfactory to it.  The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of Notes notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

12.  No Sinking Fund.  There is no sinking fund provided for the Notes.

13.  Trustee Dealings with Company.  Subject to certain limitations imposed by the TIA and the Indenture, the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company with the same rights it would have if it were not the Trustee.

14.  No Recourse Against Others.  No stockholder, director, officer, employee, member or incorporator, as such, of the Company, or any successor Person thereof shall have any liability for any obligation under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation.  Each Holder of a Note by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

15.  Authentication.  This Note shall not be valid until the Trustee manually signs the certificate of authentication on this Note.

16.  Abbreviations and Defined Terms.  Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17.  CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes.  No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

18.  Governing Law.  The laws of the State of New York shall govern the Indenture and this Note thereof.

ASSIGNMENT FORM

    I or we assign and transfer this Note to _____________________________________________

(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint ______________________________________ agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Dated:	Signed:
(Signed exactly as name appears on the other side of this Note)